SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
          OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. ______)

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[ ] Preliminary Information Statement         [ ] Confidential, for Use of the
                                                  Commission Only
                                              (as permitted by Rule 14c-4(d)(2))

[X] Definitive Information Statement


                             NUTRASTAR INCORPORATED

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             computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)    Proposed maximum aggregate value of transaction:  ________________

      (5)    Total fee paid:   $______________

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                             NUTRASTAR INCORPORATED

                              INFORMATION STATEMENT

                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY

                                SUMMARY OF TERMS

         NutraStar Incorporated (the "Company") intends to change its name to "NutraCea" See the Section "Amendment of Articles of Incorporation."

         Adoption of the Amendment to the Company's Articles of Incorporation require approval by a majority of the Company's outstanding shares of voting common stock. Shareholders, owning a majority of the shares eligible to vote, who will not receive any additional benefit from this change, believe that this action is in the best interests of the Company and its shareholders, and they have consented in writing to the Amendment to the Company's Articles of Incorporation. This action by these shareholders is sufficient to satisfy the shareholder vote necessary to approve the Amendment to the Articles of Incorporation without the approval of any other shareholder. Therefore, you are not required to vote and your vote is not being sought.

                                     GENERAL

         This Information Statement is being furnished to the shareholders of NutraStar Incorporated, a California corporation (the "Company"), in connection with the approval by the Company's shareholders of the adoption of an amendment to the Company's Restated Articles of Incorporation (the "Amendment") by the written consent of the holders of a majority in interest of the Company's voting Common Stock ("Voting Common Stock") consisting of the Company's outstanding Common Stock and the equivalent number of shares of Common Stock into which the outstanding shares of Series A Preferred Stock are convertible as of the Record Data defined below. The purpose of this Amendment is to change the name of the Company from "NutraStar Incorporated" to "NutraCea" ("Name Change").

         The Company's Board of Directors and shareholders owning a majority of the Voting Common Stock on June 11, 2003, approved and recommended that the Articles of Incorporation be amended in order to effectuate the Name Change. The proposed Amendment will become effective upon the filing of the Amendment with the Secretary of State of California. The Company anticipates that the filing of the Amendment will occur on or about July 16, 2003 ( the "Amendment Effective Date"). If the proposed Name Change were not adopted by written consent, it would have been required to be considered by the Company's shareholders at a special shareholders' meeting convened for the specific purpose of approving the Name Change.

         The elimination of the need for a special meeting of shareholders to approve the Amendment is authorized in Section 603 of the California General Corporation Laws (the "California Law") which provides that the written consent of the holders of the outstanding shares of voting stock, having not less than the minimum number of votes which would be

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necessary  to  authorize  or take such  action at a meeting  at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to Section 903 of the California Law, the affirmative vote of a majority of the outstanding shares entitled to vote thereon is required in order to amend the Company's Articles of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to approve the Name Change as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize the written consent of the holders of a majority in interest of the Common Stock of the Company.

         Patricia McPeak and Ron Willens, who beneficially own in the aggregate 15,028,741 shares of Common Stock of the Company and 300,000 shares of Series A Preferred Stock convertible into 300,000 shares of Common Stock, together representing approximately 54% of the outstanding Voting Common Stock of the Company entitled to vote on the Amendment, gave their written consent to the approval of the adoption of the Amendment described in this Information Statement on June 11, 2003. The date on which this Information Statement was first sent to the shareholders is on or about June 26, 2003. The record date established by the Company for purposes of determining the number of outstanding shares of Voting Common Stock of the Company is June 2, 2003 (the "Record Date").

         Pursuant to Section 603 of the California Law, the Company is required to provide prompt notice of the taking of the corporation action without a meeting to shareholders who have not consented in writing to such action. Inasmuch as the Company will have provided to its shareholders of record this Information Statement, the Company will notify its shareholders by letter filed under a Current Report on Form 8-K of the effective date of the Amendment and Name Change. No additional action will be undertaken pursuant to such written consents.

         Purpose of this Information Statement. The Company is not requesting your vote or proxy since shareholders owning a majority of the Company's outstanding Voting Common Stock have approved the Amendment to the Articles of Incorporation. The purpose of this Information Statement is to inform the Company's shareholders of the above action and the effects of such action. The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Company's Common Stock held of record by them.

                     OUTSTANDING VOTING STOCK OF THE COMPANY

         As of the Record Date, there were 25,633,547 shares of Common Stock outstanding. As of the Record Date, there were 2,778,828 shares of Series A Preferred Stock outstanding convertible into 2,778,828 shares of Common Stock. Consequently, the total number of shares eligible to vote is 28,412,375. The Common Stock and Series A Preferred Stock constitutes the sole outstanding classes of voting securities of the Company. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to shareholders. As of the Record Date, each share of Series A Preferred Stock entitles the holder thereof to one vote on all matters submitted to shareholders.

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                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth Common Stock ownership information as of May 30, 2003, with respect to (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock; (ii) each director of the Company; (iii) each person intending to file a written consent to the Exchange Transaction and the approval of the adoption of the Amendment described herein; and (iv) all directors, executive officers and designated shareholders of the Company as a group. This information as to beneficial ownership was furnished to the Company by or on behalf of the persons named. Unless otherwise indicated, the business address of each person listed is 1261 Hawk's Flight Court, El Dorado Hills, CA 95762

------------------------------- ----------------- ------------------- ----------
Name and Address of                 Position       Number of Shares     Percent
Beneficial Owner                                  Beneficially Owned
------------------------------- ----------------- ------------------- ----------

Officers and Directors
------------------------------- ----------------- ------------------- ----------
Patricia McPeak                 Chairman and CEO   12,760,344(1)          45%

------------------------------- ----------------- ------------------- ----------
John Howell                         President         250,000(2)           *

------------------------------- ----------------- ------------------- ----------
Edward Newton                    Vice President,      304,124(3)           1%
                                    Secretary
------------------------------- ----------------- ------------------- ----------
James Kluber                           CFO               -0-               *

------------------------------- ----------------- ------------------- ----------
All officers and directors as                      13,314,468             46%
a group (4 individuals)
------------------------------- ----------------- ------------------- ----------

* Less than 1%


(1) Amount includes 8,358 shares issuable under stock options exercisable within 60 days of May 30, 2003 and 300,000 shares of Series A Preferred Stock convertible into 300,000 shares of common stock. Dorothy Hanks, Ms. McPeak's mother, owns 122,792 shares of NutraStar's common stock, of which Ms. McPeak disclaims any beneficial ownership.

(2) Mr. Howell has been granted stock options to purchase 1,000,000 shares of common stock of which 250,000 stock options are exercisable within 60 days of May 30, 2003.

(3) Amount represents shares issuable under stock options exercisable within 60 days of May 30, 2003.

                     AMENDMENT TO ARTICLES OF INCORPORATION

         On June 11, 2003, our Board of Directors voted unanimously to authorize and recommend that the Company's shareholders approve a proposal to effect the Name Change. The Name Change will become effective upon filing of the Amendment with the California Secretary of State, but the Board of Directors reserves the right not to make such filing if it deems it appropriate not to do so.


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Reasons for the Name Change.  Due to the fact that the name  "NutraStar"  is not available for registration in all 50 states, the Company has determined to change its name to "NutraCea". The Company believes this name will continue to identify the Company's business as being related to the uses of stabilized rice bran and will allow for the name registration in all 50 states.

                                DISSENTERS RIGHTS

         Under California law, shareholders of our common stock are not entitled to dissenter's rights of appraisal with respect to our proposed amendments to the Articles of Incorporation in connection with the Name Change.

                         FINANCIAL AND OTHER INFORMATION

         For more detailed information on our corporation, including financial statements, you may refer to our Form 10-KSB and other periodic filings made with the SEC from time to time. Additional copies are available on the SEC's EDGAR database at www.sec.gov or by calling our secretary (916) 933-7000.



                                    Signature

         Pursuant to the requirements of the Securities Exchange Act of 1934, NutraStar Incorporated has duly caused this report to be signed by the undersigned hereunto authorized.

June 26, 2003

                                        NUTRASTAR INCORPORATED


                                        By:____________________________________
                                           John Howell
                                           President




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                                INDEX TO EXHIBITS


Exhibit 1 - Certificate of Amendment of Articles of Incorporation





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                                    Exhibit 1

                            CERTIFICATE OF AMENDMENT
                          OF ARTICLES OF INCORPORATION
                                       OF
                             NUTRASTAR INCORPORATED


John Howell and Edward Newton certify that:

     1. They are the President and Secretary, respectively, of NutraStar Incorporated, a California corporation.

     2. Article One. of the Articles of Incorporation is hereby amended to read in full as follows:

          "The name of this corporation is NutraCea"

     3. The foregoing amendment of the Articles of Incorporation has been duly approved by the Board of Directors.

     4. The foregoing amendment of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902, California Corporations Code. The total number of outstanding common shares of the corporation is 25,633,547 and the total number of outstanding Series A Preferred Stock of the corporation is 2,778,828. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than fifty percent (50%) of the total outstanding shares voting as a single class.

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.


Dated:  July __, 2003



                                                     ---------------------------
                                                     John Howell, President


                                                     ---------------------------
                                                     Edward Newton, Secretary